UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 17, 2009

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2 and Sections 4 through 8 are not applicable and therefore omitted.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 17, 2009, Urologix, Inc. (the “Company”) received a Staff Deficiency Letter from The Nasdaq Stock Market stating that the Company’s stockholders’ equity at June 30, 2009 was less than the $10 million minimum in stockholders’ equity required for continued listing on The Nasdaq Global Market under Marketplace Rule 5450(b)(1)(A). As stated in the Company’s press release issued on August 25, 2009 relating to results of operations for the quarter and year ended June 30, 2009, the Company’s stockholders’ equity was $9,925,000 at June 30, 2009.

In its letter, Nasdaq staff requested that the Company provide, on or before October 2, 2009, a plan to regain compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Global Market. In its letter, the Nasdaq staff also stated that the Company may consider applying to transfer the Company’s securities to The Nasdaq Capital Market as an alternative to attempting to regain compliance with the listing requirements of The Nasdaq Global Market. The Company intends to apply to transfer the listing of its securities to The Nasdaq Capital Market as soon as practicable.

On September 21, 2009, the Company issued a press release, attached hereto as Exhibit 99.1, relating to the Staff Deficiency Letter.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release issued on September 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

Date: September 21, 2009

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